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                                                                      Exhibit 24
                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, the duty appointed Minister of Finance of the Government of Japan (the "Minister of Finance"), does hereby make, constitute and appoint Mr. Seiichiro Tomiya, Deputy Director-General of the Financial Bureau, Ministry of Finance, the agent and attorney-in-fact of the Minister of Finance, to execute and file in his name and on his behalf amendments to an ownership report on Schedule 13G with respect to the ownership by the Government of Japan, Minister of Finance of the Common Stock of Nippon Telegraph and Telephone Corporation ("NTT"), with the United States Securities and Exchange Commission, the New York Stock Exchange, Inc. and NTT, hereby giving and granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or necessary to be done in and about the premises, as fully, and to all intents and purposes, as the Minister of Finance might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said agent and attorney-in-fact may or shall lawfully do, or cause to be done, by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14 day of February 2012.


                                               /s/ Jun Azumi
                                  ----------------------------------------------
                                                   Jun Azumi
                                  Minister of Finance of the Government of Japan